EXHIBIT 99.1

Brent Turner Joins LHC Group Board of Directors

LAFAYETTE, La., Aug. 18, 2014 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and comprehensive post-acute healthcare services, announced today that it has elected Brent Turner to its Board of Directors, effective August 15, 2014. Mr. Turner will serve on the Audit and Corporate Development Committees of the Company's Board of Directors.

Brent Turner joined Acadia Healthcare Company, Inc. (Nasdaq:ACHC), one of the country's leading providers of inpatient behavioral healthcare, in February 2011 and currently serves as Acadia's President. Previously, Brent served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. ("PSI") from 2005 to 2010 and as the Vice President, Treasurer and Investor Relations of PSI from 2003 to 2005. From late 2008 through 2010, Brent also served as the Division President of PSI, overseeing facilities in Texas, Illinois, and Minnesota. From 1996 until 2001, Mr. Turner was employed by Corrections Corporation of America, a private prison operator, serving as Treasurer from 1998 to 2001. Brent began his career at First Union Corporation in the Corporate Banking Group.

Brent currently serves on the Board of Directors for the National Association of Psychiatric Health Systems (NAPHS) and served as its Chairman in 2009. He has a Bachelor of Arts degree in economics from Vanderbilt University in Nashville, Tennessee, from which he graduated cum laude, and a Masters of Business Administration from the Vanderbilt University Owen Graduate School of Management.

Keith G. Myers, LHC Group's chairman and CEO, said Turner is a valued addition to LHC Group's already accomplished Board of Directors. "We are honored to welcome Brent Turner to our Board, and we look forward to benefiting from his leadership and knowledge," Myers said. "Brent is a respected healthcare executive who has played key roles in the transformation of both Acadia and PSI into industry leaders through a combined strategy of organic growth and acquisitions. His experience will be a significant addition to our Company as we seek to deliver value to our many stakeholders through our commitment to exceptional patient care, our industry‑leading model of hospital partnership and our proven strategies for long-term growth and success."

Brent Turner said he looks forward to supporting LHC Group's continued growth and its vision to improve the quality of patient care in the United States by transforming the delivery of pre-acute and post-acute healthcare services. "I welcome this opportunity to join the Board of Directors of a proven company with such a successful track record, a strong patient and employee focused culture and mission, and a demonstrated blueprint for continued growth and value creation," Turner said. "I am excited to contribute my experience and insight to an organization that I expect will play an increasingly important role in our country's healthcare system in the coming years."

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community‑based services agencies in its home-based and hospice-based divisions and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@LHCgroup.com